Electronic Articles of Incorporation For

TRUPAL, INC.	P14000023692
FILED
March 14, 2014 Sec. of State msolomon

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

TRUPAL, INC.

Article II
The principal place of business address:

1205 LINCOLN AVE
SUITE 220
MIAMI BEACH, FL.                                   33139

The mailing address of the corporation is:

1205 LINCOLN AVE
SUITE 220
MIAMI BEACH, FL.                                   33139

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

10000000

Article V
The name and Florida street address of the registered agent is:

EILERS LAW GROUP, PA 169 NE 43RD STREET MIAMI, FL.33137

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature:                                                    WILLIAM  EILERS

Article VI

The name and address of the incorporator is:

WILLIAM EILERS
169 NE 43RD STREET

MIAMI, FL 33137

Electronic Signature of Incorporator:                                                            /s/  WILLIAM  EILERS

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true.  I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S.  I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title:   CEO
PANAYIS PALEXAS

1205 LINCOLN AVE, SUITE 220 MIAMI BEACH, FL.33139

Title:   P
PANAYIS PALEXAS

1205 LINCOLN AVE, SUITE 220 MIAMI BEACH, FL.33139

Article VIII
The effective date for this corporation shall be:

03/ 11/2014